EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President
and CFO
(561) 627-7171

Palm Beach Gardens, Florida	May 22, 2007
DYCOM ANNOUNCES FISCAL 2007 THIRD QUARTER EARNINGS AND PROVIDES
GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, May 22, 2007—Dycom Industries, Inc. (NYSE: DY) announced its results today for the third quarter ended April 28, 2007. The Company reported income from continuing operations for the quarter ended April 28, 2007 of $12.6 million, or $0.31 per common share diluted, versus a loss from continuing operations for the quarter ended April 29, 2006 of $6.5 million, or $0.16 per common share diluted. Income from continuing operations for the quarter ended April 28, 2007 includes a gain on sale of real estate of $1.5 million net of tax, or $0.04 per common share diluted. The loss from continuing operations for the quarter ended April 29, 2006 includes a goodwill impairment charge of approximately $14.8 million net of tax, or $0.37 per common share diluted. Excluding these items, non-GAAP income from continuing operations was $11.1 million, or $0.27 per common share diluted, for the quarter ended April 28, 2007 and $8.3 million, or $0.21 per common share diluted, for the quarter ended April 29, 2006.
For the nine months ended April 28, 2007 income from continuing operations was $27.7 million, or $0.68 per common share diluted. For the nine months ended April 29, 2006 income from continuing operations was $7.9 million, or $0.19 per common share diluted. Income from continuing operations for the nine months ended April 28, 2007 includes a gain on sale of real estate of $1.5 million net of tax, or $0.04 per common share diluted. Income from continuing operations for the nine months ended April 29, 2006 includes a goodwill impairment charge of approximately $14.8 million net of tax, or $0.35 per common share diluted. Excluding these items, non-GAAP income from continuing operations was $26.2 million, or $0.65 per common share diluted for the nine months ended April 28, 2007 and $22.7 million, or $0.53 per common share diluted, for the nine months ended April 29, 2006.
Total contract revenues from continuing operations for the quarter ended April 28, 2007 were $291.6 million compared to $251.1 million for the quarter ended April 29, 2006, an increase of 16.2%. Total contract revenues from continuing operations for the nine months ended April 28, 2007 were $820.5 million compared to $741.8 million for the nine months ended April 29, 2006, an increase of 10.6%. Included in contract revenues for the three and nine month periods ended April 28, 2007 is $1.4 million from a business acquired on March 30, 2007. Stock-based compensation expense, on a pre-tax basis, for the three and nine month periods ended April 28, 2007 was $1.4 million and $ 4.8 million, respectively, compared to stock-based compensation expense of $1.4 million and $3.3 million for the three and nine month periods ended April 29, 2006, respectively .
Net income for the quarter ended April 28, 2007 was $12.4 million, or $0.31 per common share diluted, versus a net loss for the quarter ended April 29, 2006 of $6.5 million, or $0.16 per common share diluted. Net income for the nine months ended April 28, 2007 was $27.6 million, or $0.68 per common share diluted, versus net income for the nine months ended April 29, 2006 of $8.1 million, or $0.19 per common share diluted.
Dycom also announced its outlook for the fourth quarter of fiscal 2007. The Company currently expects revenue from continuing operations for the fourth quarter of fiscal 2007 to range from $295 million to $315 million and diluted earnings per share from continuing operations to range from $0.29 to $0.34, including stock-based compensation expense of approximately $1.5 million on a pre-tax basis. Management believes that discontinued operations will not have a material impact on the quarter.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, May 23, 2007; Call 800-230-1085 (United States) or 612-234-9960 (International) and request “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, June 22, 2007.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2007 third quarter and nine-month results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions and whether they can be efficiently integrated into our existing operations, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks and uncertainties described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended July 29, 2006, and other factors discussed from time to time in our other filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 28, 2007 and July 29, 2006
Unaudited

	April 28,	July 29,
	2007	2006
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$15,966	$27,268
Accounts receivable, net	133,020	143,099
Costs and estimated earnings in excess of billings	95,176	79,546
Deferred tax assets, net	14,275	12,793
Inventories	9,119	7,095
Other current assets	10,393	9,311
Current assets of discontinued operations	616	5,196

Total current assets	278,565	284,308

Property and equipment, net	160,548	125,393
Intangible assets, net	322,076	265,133
Other	12,538	13,928
Non-current assets of discontinued operations	33	1,253

Total	$773,760	$690,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,967	$25,715
Current portion of debt	3,515	5,169
Billings in excess of costs and estimated earnings	645	397
Accrued self-insured claims	26,992	25,886
Income taxes payable	8,426	4,979
Other accrued liabilities	52,107	44,337
Current liabilities of discontinued operations	1,495	5,311

Total current liabilities	119,147	111,794

Long-term debt	179,303	150,009
Accrued self-insured claims	31,822	30,770
Deferred tax liabilities, net non-current	16,756	6,576
Other liabilities	1,318	289
Non-current liabilities of discontinued operations	1,131	1,122

Stockholders’ Equity	424,283	389,455

Total	$773,760	$690,015

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 28,	April 29,	April 28,	April 29,
	2007	2006	2007	2006
	(In 000’s, except per share amounts)
Contract revenues	$291,643	$251,077	$820,488	$741,810

Cost of earned revenues	233,657	204,309	662,193	608,581
General and administrative expenses (1)	23,712	20,622	66,786	57,999
Depreciation and amortization	15,327	11,861	41,964	34,678
Goodwill impairment charge	—	14,835	—	14,835

Total	272,696	251,627	770,943	716,093

Interest income	174	327	801	1,540
Interest expense	(3,596)	(3,641)	(11,306)	(8,515)
Other income, net	5,189	2,894	6,814	4,219

Income (loss) from continuing operations before income taxes	20,714	(970)	45,854	22,961

Provision for income taxes	8,144	5,518	18,110	15,059

Income (loss) from continuing operations	12,570	(6,488)	27,744	7,902

Income (loss) from discontinued operations, net of tax (3)	(125)	(15)	(154)	188

Net income (loss)	$12,445	$(6,503)	$27,590	$8,090

Earnings (loss) per common share — Basic:

Income (loss) from continuing operations	$0.31	$(0.16)	$0.69	$0.19
Income (loss) from discontinued operations	—	—	(0.01)	—

Net income (loss)	$0.31	$(0.16)	$0.68	$0.19

Earnings (loss) per common share — Diluted:

Income (loss) from continuing operations	$0.31	$(0.16)	$0.68	$0.19
Income (loss) from discontinued operations	—	—	—	—

Net income (loss)	$0.31	$(0.16)	$0.68	$0.19

Shares used in computing earnings per common share (2):
Basic	40,469,787	40,163,176	40,324,503	42,413,595

Diluted	40,770,976	40,163,176	40,622,116	42,628,492

(1)	Includes stock-based compensation expense of $1.4 million and $4.8 million for the three and nine months ended April 28, 2007, respectively, and $1.4 million and $3.3 million for the three and nine months ended April 29, 2006, respectively.

(2)	The Company purchased 8.76 million common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.

(3)	The Company discontinued the operations of one of its subsidiaries in fiscal 2007 and has reported those results separately as discontinued operations in the financial statements for all periods presented.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
($ in 000’s except per share amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 28,	April 29,	April 28,	April 29,
	2007	2006	2007	2006
Items:
Gain on sale of real estate, net of tax	$1,508	$—	$1,508	$—
Goodwill impairment charge, net of tax	—	(14,835)	—	(14,835)

	$1,508	$(14,835)	$1,508	$(14,835)

GAAP income (loss) from continuing operations	$12,570	$(6,488)	$27,744	$7,902
Adjustment for items above	(1,508)	14,835	(1,508)	14,835

Non-GAAP income from continuing operations	$11,062	$8,347	$26,236	$22,737

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per share from continuing operations — GAAP	$0.31	$(0.16)	$0.69	$0.19
Adjustment for items above	(0.04)	0.37	(0.04)	0.35

Basic earnings per share from continuing operations — Non-GAAP	$0.27	$0.21	$0.65	$0.54

Diluted earnings (loss) per share from continuing operations — GAAP	$0.31	$(0.16)	$0.68	$0.19
Adjustment for items above	(0.04)	0.37	(0.04)	0.35

Diluted earnings per share from continuing operations — Non-GAAP(1)	$0.27	$0.21	$0.65	$0.53

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for items above:

Basic	40,469,787	40,163,176	40,324,503	42,413,595

Diluted	40,770,976	40,163,176	40,622,116	42,628,492

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	40,469,787	40,163,176	40,324,503	42,413,595

Diluted	40,770,976	40,395,055	40,622,116	42,628,492

(1)	Amounts may not foot due to rounding.